Exhibit 99.1

Contact:                Candace Berman

Concerto Software

(305) 639-2267

cberman@concerto.com

Concerto Software, Inc. Announces First Quarter 2003 Results

Company Meets Financial Expectations for Sixth Consecutive Quarter

WESTFORD, Mass., April 16, 2003 — Concerto Software, Inc. (NASDAQ: CRTO), a leading provider of customer interaction management (CIM) solutions, today announced financial results for the first quarter, which ended March 31, 2003. The company met its financial expectations for the sixth consecutive quarter and attributes its positive financial performance to several factors including growing adoption of its unified contact center platform EnsemblePro™, continued demand for its long-time flagship product Unison®, and a sustained focus on sound fiscal management.

For the first quarter of 2003, total revenue increased by 9% to $25.6 million from $23.3 million in the same period in 2002, and decreased 1% from $25.9 million for the fourth quarter of 2002. Product revenue for the first quarter of 2003 increased by 4% to $11.0 million compared to $10.6 million for the same period in 2002, and decreased 9% from $12.0 million in the fourth quarter of 2002. Along with continued demand for Concerto Software’s other leading contact center solutions, $2.1 million of product revenue for the first quarter was attributable to EnsemblePro™ – the company’s unified contact center solution, which has only been available since December 2002.

Pro forma net income for the first quarter of 2003 was $0.8 million or pro forma diluted earnings per share of $0.07, compared to pro forma net income of $22,000 or pro forma diluted earnings per share of $0.00 for the same period in 2002. The pro forma results for both periods exclude $0.4 million of amortization expense associated with purchased intangible assets from the CELLIT merger and the first quarter of 2002 also excludes $5.1 million of non-recurring merger and restructuring charges from the January 2002 merger with CELLIT, Inc. On a basis in accordance with generally accepted accounting principles (GAAP), net income for the first quarter of 2003 was $0.5 million or earnings per diluted share of $0.04, compared to a net loss of $4.1 million or $0.33 per diluted share for the same period in 2002. The reconciliation of GAAP net income to pro forma net income and diluted earnings per share to pro forma diluted earnings per share is set forth in the attached Consolidated Statements of Operations.

“Concerto Software is focused on working closely with our customers to understand their needs and to deliver solutions that anticipate and address those needs. Our solid financial performance this quarter, despite today’s politically and economically uncertain environment, is a result of this focus and another critical proof point on our path to success,” said James D. Foy, President and CEO of Concerto Software. “Six consecutive quarters of meeting expectations, ongoing innovation, and a loyal, growing customer base demonstrate that Concerto Software has built a solid foundation upon which we can continue to grow and improve.”

In the second quarter of 2003, Concerto Software expects sequential quarterly improvement with minimum total revenue of $26.0 million and GAAP diluted earnings per share of $0.04—$0.05. For the 2003 fiscal year, the Company expects total revenue of approximately $105.0 million and GAAP diluted earnings per share of approximately $0.19. Concerto Software’s GAAP diluted earnings per share guidance of $0.19 includes $1.8 million of amortization expense for fiscal 2003 related to the CELLIT purchased intangible assets and is the most directly comparable measure to its previous 2003 pro forma diluted earnings per share guidance of $0.30.

“In light of the continuing difficult global economic environment, we are pleased to reaffirm our previous guidance for our fiscal 2003 financial results,” said Foy. “We are focusing on delivering sequential improvements in product revenue and gross margin, earnings and cash flow from operations for the remainder of 2003.”

At the end of the first quarter of 2003, cash and short-term investments totaled $28.6 million, a decrease of approximately $6.4 million from the previous quarter. The decrease in cash and short-term investments was primarily the result of the Manufacturing Administration and Management Systems, Inc. litigation settlement and related fees totaling $2.5 million, the utilization of approximately $1.6 million to repurchase 262,200 shares of the Company’s common stock pursuant to its stock repurchase program, $1.3 million for capital expenditures and the utilization of approximately $0.4 million for restructuring payments. Days sales outstanding (DSO) increased 6 days from 61 in the fourth quarter to 67 days in the first quarter, yet still remains well below the industry average.

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First Quarter Business Highlights

EnsemblePro™ Sales Account for 60% of New Customer Revenue

For the first quarter of 2003, product revenue from new name customers represented 23% of total product revenue, 60% of which is attributable to sales of EnsemblePro.

“EnsemblePro has been very well-received since its launch in December and we’re pleased with the increasing momentum. The numbers indicate that Concerto Software is winning new business as a result of bringing this solution to market,” said Foy. “At the same time, we are dedicated to maintaining and enhancing our other leading product offerings to meet the needs of our diverse global customer base.”

Concerto Software Signs Joint Venture Agreement with New World Xianglong Communication Limited in China

On April 15th, Concerto Software announced it has signed a joint venture agreement with New World Xianglong Communication Limited (“NWXL”), a wholly owned subsidiary, and the flagship telecommunication arm in China, of New World Development Company Limited, a Hong Kong-based HK$130 billion (US$16.6 billion) Chinese conglomerate. The new entity, to be named Concerto Software New World™, is being created to address the growing contact center market opportunity in China. According to a report by industry analyst firm Frost & Sullivan, the Interaction CRM (customer relationship management) market in China is valued at approximately US$103 million in 2003 and is predicted to grow at a compounded annual growth rate of 20.8% to US$264 million in 2008.

The joint venture expects to open its first office in Shanghai shortly and plans to open additional offices in Beijing and Guangzhou later this year. Led by Pramod Ratwani, Concerto Software’s Vice President of Asia Pacific operations, Concerto Software New World is expected to be fully operational in the second quarter.

New customers, including China Mobile through channel partner Advantage Plus Technology, Inc., are already attributable to the relationship. To increase reach and enhance the entity’s ability to deliver contact center solutions to this broad market, Concerto Software New World plans to engage in additional partnerships with leading Chinese distributors including UTI, Hua Jing and IVRS (International) Ltd.

Concerto Software will host a press conference with NWXL to discuss the formation of Concerto Software New World in Shanghai on April 28th.

Concerto Software and Siebel Systems Launch Joint Go-to-Market Initiative

This quarter, Concerto Software and Siebel Systems announced that they will jointly market Contact Center FastStart, a packaged contact center solution that includes Concerto Software’s EnsemblePro, Siebel 7 Call Center, a validated integration and implementation services. With Contact Center FastStart, users can now easily access CRM data while interacting with customers across all channels, enabling them to deliver appropriate service based on customer value. Companies can use real-time customer information, business rules, and agent skill sets when dynamically routing interactions. The combination of Concerto Software’s EnsemblePro and Siebel 7 is a more rapidly deployable, cost-effective alternative to the complex, multivendor installations found in traditional contact centers.

Concerto Software Opens Seoul, South Korea Office

Concerto Software continued to expand its presence in Asia Pacific (APAC) this quarter with the opening of an office in Seoul, South Korea. The new subsidiary, Concerto Software Korea Limited, will provide additional support for existing Concerto Software customers, including LINA Insurance, Citibank and Good Morning Shanghai Securities, as well as meet the increasing demand for CIM solutions throughout the country. To lead this effort, Concerto Software has appointed Kim Han-Sup as country manager. Han-Sup, formerly with Avaya, Inc., brings more than 15 years of IT and telecommunications experience to the team.

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Webcast

Concerto Software will host a conference call and Webcast today, April 16, 2003, at 10:00 a.m. EDT to discuss its first quarter 2003 financial and operating results, as well as future business and financial expectations. To participate in the first quarter earnings conference call, RSVP to (978) 952-0294 before 9:30 a.m. EDT on April 16. This call is being Webcasted by CCBN and can be accessed through Concerto Software’s Web site at www.concerto.com. The Webcast will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center (www.companyboardroom.com), or by visiting any of the investor sites in CCBN’s Individual Investor Network, such as America Online’s Personal Finance Channel, Fidelity Investments® (www.fidelity.com) and others. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Investors can also access the audio portion of this event through the Vcall Website, located at http://www.vcall.com. To listen, please go to the Vcall Website at least fifteen minutes early to download, and install any necessary audio software.

A replay of the conference call will be available from April 16, 2003, at 2:00 p.m. EDT until April 22, 2003, at 12 midnight EDT. To access the replay, dial (800) 642-1687 (from within the U.S. or Canada) or (706) 645-9291 (from outside the U.S. or Canada) and enter the passcode 9632336, or log onto the Concerto Software Web site at www.concerto.com.

About Concerto Software, Inc.

Concerto Software provides contact center solutions that help companies more effectively manage customer interactions via voice, email, the Web and fax. More than 1,200 companies worldwide – including banks, service bureaus, telecommunications firms, utilities and retailers – use Concerto solutions to deliver superior customer service, and to successfully acquire, retain and grow valuable customer relationships. Concerto Software is headquartered in Westford, Massachusetts, with operations across North America, Europe and Asia. For more information, visit www.concerto.com.

Note: Concerto Software, Concerto Software New World and EnsemblePro are trademarks and Unison is a registered trademark of Concerto Software, Inc. All other trademarks are the property of their respective owners.

In addition to historical information contained herein, this press release contains forward-looking statements concerning future expected financial, operating results, and product and marketing strategies. Forward-looking statements in this release include, but are not limited to, estimates of future business prospects or financial results and statements containing the words “believe”, “estimate”, “project”, “expect” or similar expressions. Concerto Software’s future actual results could differ materially from the forward-looking statements discussed or implied herein because of risks or uncertainties including, but not limited to, the difficulty in the development, marketing or selling of the company’s solutions, difficulty with the recruitment and training of additional partners, risks associated with competition and competitive pricing pressures, technological change, the risk of not releasing products on time, new product introduction and market acceptance stock price volatility, the ability of Concerto Software to attract and retain key personnel, weakness in IT spending, weakness in the contact center market, general economic conditions in the United States and worldwide markets served by Concerto Software, delays as a result of acts of terrorism, the war in Iraq and other geopolitical conflicts, or as a result of the SARS virus, regulatory changes, including restrictions placed on predictive dialing, telemarketing and web technologies and those other factors discussed from time to time in Concerto Software’s public reports filed with the Securities and Exchange Commission, such as those discussed under “Certain Factors That May Affect Future Results” in Concerto Software’s quarterly reports on Form 10-Q and annual report on Form 10-K. All forward-looking statements and reasons why results might differ included in this release are made as of the date hereof, and Concerto Software assumes no obligation to update any such forward-looking statements or reasons why results might differ.

This press release discloses various non-GAAP financial measures as defined by SEC Regulation G, including pro forma net income and pro forma diluted earnings per share. The most directly comparable GAAP financial measures and a reconciliation of the differences between the GAAP financial measures and the non-GAAP financial measures can be found in the text of this press release and in the Company’s Consolidated Statements of Operations attached to this press release.

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Concerto Software, Inc. Announces First Quarter 2003 Results / Page 4

CONCERTO SOFTWARE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

	Three Months Ended March 31,
	2003	2002
Product revenue	$11,010	$10,625
Service revenue	14,554	12,700

Total revenue	25,564	23,325

Cost of product revenue	2,627	2,014
Cost of service revenue	7,328	6,341

Total cost of revenue	9,955	8,355

Gross profit	15,609	14,970
Operating expenses:
Research, development and engineering	3,952	4,064
Selling, general and administrative	10,918	11,204
Restructuring costs	—	2,030
Merger and integration costs	—	3,112
Amortization of purchased intangible assets	441	368

Total operating expenses	15,311	20,778

Income (loss) from operations	298	(5,808)
Interest expense	18	23
Other income, net	326	304

Income (loss) before provision for income taxes	642	(5,481)
Provision for (benefit from) income taxes	167	(1,371)

Net income (loss)	$475	$(4,110)

Earnings (loss) per share:
Basic	$0.04	$(0.33)

Diluted	$0.04	$(0.33)

Weighted average shares outstanding:
Basic	11,519	12,534

Diluted	11,617	12,534

Reconciliation of net income (loss) in accordance with generally accepted accounting principles to pro forma net income:
Income (loss) before provision for income taxes	$642	$(5,481)
Restructuring costs	—	2,030
Merger and integration costs	—	3,112
Amortization of purchased intangible assets	441	368

Pro forma income before provision for income taxes	1,083	29
Pro forma provision for income taxes	271	7

Pro forma net income	$812	$22

Pro forma earnings per share:
Diluted	$0.07	$0.00

Pro forma weighted average shares outstanding:
Diluted	11,617	12,739

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Concerto Software, Inc. Announces First Quarter 2003 Results / Page 5

CONCERTO SOFTWARE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	March 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and short term investments	$28,647	$35,064
Accounts receivable, net	19,067	17,234
Prepaid expenses & other current assets	4,702	5,536
Deferred tax assets	5,373	5,373

Total current assets	57,789	63,207
Property and equipment, net	8,259	7,910
Other assets	399	541
Goodwill	17,182	17,182
Purchased intangible assets, net	4,927	5,369

	$88,556	$94,209

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,688	$7,015
Accrued expenses	10,688	15,551
Current portion of long-term debt	501	616
Deferred revenue	12,923	13,406

Total current liabilities	31,800	36,588
Long-term debt	17	19

Total liabilities	31,817	36,607
Total stockholders’ equity	56,739	57,602

	$88,556	$94,209

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